TERMINATION OF SUBLEASE AGREEMENT
IT IS MUTUALLY AGREED to terminate that certain Sublease Agreement (the “Sublease”) dated February 22nd, 2021, between Red Square LLC as sublandlord (“Sublandlord”) and Computer Programs and Systems, Inc. as subtenant (“Subtenant”), and consented to by Central Optical LLC of the underlying lease (“Landlord”) between Landlord and Sublandlord, and later assigned to Santa Teresa Capital, LLC and covering the premises situated in the City of Mobile, State of Alabama, more particularly described as:
54-56 Saint Emanuel Street Mobile, Alabama 36602
Subject to the terms and conditions set forth herein, the parties agree that the Sublease is hereby terminated effective June 30th, 2022 (the “Termination Date”). Each of Sublandlord and Subtenant shall remain liable for the performance of all its respective obligations under the Sublease through and including the Termination Date, including the payment of rent.
This termination is solely predicated on the Lease (as defined below) being terminated as of the Termination Date and a new lease between Santa Teresa Capital, LLC and Computer Programs and Systems, Inc. being signed and in effect commencing July 1, 2022 for a 7 year period. If the Lease is not terminated and a new lease is not signed and in place prior to June 30th, 2022, this Termination Agreement, and all terms and provisions in this Termination Agreement, shall be null and void and of no force or effect.

For clarity, the parties recognize, acknowledge and consent that, contemporaneous with the termination of the Sublease, that certain Commercial Lease Agreement (as amended, the “Lease”) entered into on June 21st, 2013 between Central Optical LLC as landlord and later assigned to Santa Teresa Capital, LLC (“Landlord”) and Red Square LLC as Tenant (“Tenant”), covering the above described premises shall also be terminated as of the Termination Date pursuant to a separate termination agreement.
IN WITNESS WHEREOF, the parties have executed this instrument in duplicate this 9th     day of June, 2022.

TENANT: J. Boyd Douglas Computer Programs and Systems, Inc. By: Boyd Douglas ts: President & CEO

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